OPERATING AGREEMENT

STABLE TOWERS LLC

an Idaho limited liability company

THIS Operating Agreement (“Operating Agreement”) governs Stable Towers LLC, an Idaho limited liability company, (the “Company”) and is made and entered into as of September 30, 2024, by and among those Members admitted to the Company pursuant to the requirements and procedures set out in this Operating Agreement.

ARTICLE I

FORMATION, NAME, PURPOSES AND DEFINITIONS

1.1Formation. Pursuant to the limited liability provisions of the Idaho Statutes, “Idaho Uniform Limited Liability Company Act,” § 30-25-101, et seq.as amended (“The Idaho LLC Act”), the parties have formed an Idaho limited liability company by filing Articles of Organization with the Idaho Secretary of State on October 5, 2023. The parties now adopt this Operating Agreement (the “Agreement”) to provide for the regulation and management of the affairs of the Company. This Agreement is subject to, and governed by, The Idaho LLC Act and the Articles of Organization. In the event of a direct conflict between the provisions of this Agreement and the mandatory provisions of The Idaho LLC Act, which provisions will be controlling.

1.2Intent. It is the intent of the Members that the Company shall always be operated in a manner consistent with its treatment as a partnership under the Internal Revenue Code of 1986 (“Code”) for federal and state income tax purposes. It also is the intent of the Members that the Company not be operated or treated as a partnership for purposes of Section 303 of the federal Bankruptcy Code. No Member shall take any action inconsistent with the express intent of the parties hereto.

1.3  Name. The name of this limited liability company is Stable Towers LLC.

1.4     Place of Business. The principal place of business of the Company is 14053 West Tyhee Road, Pocatello, Idaho 83202, or such other place as the Manager shall determine.

1.5Purpose. The Company has been formed to engage in the finance of real estate projects and related activities, to conduct and transact any lawful business for which limited liability companies may be formed under the laws of the State of Idaho and to exercise all powers permitted thereby, and to engage in any activities that are related to the accomplishment of such purposes.

1.6Term. The Company shall commence upon the filing of Articles of Organization and shall continue until such time as it shall be terminated under the provisions of Article XI hereof.

1.7Members. The names of the Company’s Members shall be kept by the Company or by a transfer agent appointed by the Managing Member.

1.8Agent for Service of Process. The name and business address of the agent for service of process on the Company shall be such other person as the Managing Member shall appoint from time to time.

ARTICLE II

CAPITALIZATION OF THE FUND

2.1Membership Units. The Company is authorized to issue a total of 500,000 Membership Units consisting of two classes and multiple sub-series within each class, including 400,000 Common Units and 100,000 Preferred Units (interchangeably referred to as “Membership Units”). The rights, duties, and obligations of the Members of the Company shall be governed by the terms and conditions of this Agreement and shall be represented by Membership Units. The Company intends to pay preferred dividends and redeem preferred units over time from cash flows, if any, from business operations.

2.1.1.Preferred Units. We may, at our option, at any time, redeem any number of outstanding preferred units at the per unit rate set out in its designation, plus any accrued preferred dividends. The Holders of preferred units are not Members of the Company and as a result have no voting rights.

(a) Preferred Series A Member Units. The Company is offering Preferred Series A Member Units with the following key features:

•7% Annual Dividend: The units pay a cumulative annual dividend of 7%. This means that if a dividend payment is missed, it accrues and must be paid before any dividends can be paid on the common units.

•Dividend Commencement: The 7% dividend begins accruing 30 days after the Company receives your subscription funds. During this initial 30-day period, your subscription will be held in an interest-bearing account, and you will earn interest at the prevailing rate on those funds.

•Liquidation Preference: In the event of the Company's liquidation or dissolution, holders of Series A units have priority over common unit holders and any subsequent series of preferred units. This means they will be repaid their investment before any distributions are made to other investors.

•Redemption: The Company has the option, but not the obligation, to redeem your Series A units at any time for $100 per unit plus any accrued and unpaid dividends.

Regarding the use of funds during the initial 30-day period:

The 30-day holding period allows the Company to complete necessary administrative processes, such as verifying subscriptions and finalizing investor documentation. While the funds are held in the interest-bearing account, they are generally not used for investment purposes. This ensures that the funds are readily available for return to investors if any subscriptions are not finalized.

(b) Other Preferred Units. The Managing Member has authority, in accordance with the provisions of the Company’s Operating Agreement, and without action by the members, to designate and issue all or any portion of the remaining authorized but unissued preferred units, and to determine the voting rights, preferences, privileges and restrictions, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of units constituting any series in the designation of such series. Such preferred units, if and when issued, may carry rights superior to those of the common units. In addition, this Operating Agreement may be amended to include other series of preferred member units.

(c) Common Units.

(i)Nature of Common Units. Each Common Unit shall carry the right to cast one vote on any matter submitted to the Members of the Company and be entitled to profit and loss distributions and allocations.

2.2Capital Contribution of Initial Member. The Initial members have contributed the equity of Figure Eight, LLC, which in turn owns title to the property located at 491 Caswell Avenue West, Twin Falls, Idaho (“Initial Capital Contribution”), to the Company.

2.3Additional Membership Units. Additional Members may join the Company by purchasing Common Units. Holders of Preferred Units are not Members of the Company. The purchasers of Membership Units shall be admitted as Members of the Company upon the acceptance of their Subscription Agreements to purchase Membership Units, receipt of their executed Operating Agreement Counterpart Signature Page and Power of Attorney (the “Counterpart Signature Page”) indicating their agreement to be bound by all the terms and conditions of this Agreement, and receipt of their respective Capital Contributions. New Members may be admitted upon the affirmative, written approval of our Managing Member.

2.4Additional Capital Contributions. No additional Capital Contribution shall be required of any Member after the Member’s initial Capital Contribution.

2.5Withdrawal of Contributions. No Member shall have the right or be permitted to withdraw from the Company or demand the return of all or any part of its Capital Contribution except as agreed in writing by a majority of the Members.

2.6Transfer of Membership Units. Membership Units are held, and may only be transferred, assigned, pledged, hypothecated, sold, or otherwise disposed of, in accordance with all of the terms and conditions of this Agreement.

2.7Admission of Additional Members. On the issuance of newly authorized Membership Units in accordance with the provisions of Section 2.4 and on receipt of the Capital Contribution specified and the delivery to the Company of an executed Counterpart Signature Page indicating the holder’s agreement to be bound by all the terms and conditions of this Agreement, such holder shall become an additional Member of the Company (an “Additional Member”).

2.8Transfer Limitations. In addition to other limitations on transfer or disposition of a Membership Unit set forth herein, no disposition of any Membership Unit by a Member may be made if the Membership Unit or any part thereof sought to be transferred, when added to the total of all other Membership Units disposed of within the period of 12 consecutive months prior to the proposed date of disposition, in the opinion of counsel for the Company, results in the termination of the Company under the Code. Further, no disposition of any Membership Unit may be made without registration under the Securities Act of 1933, as amended, and under state securities laws or unless the Company receives an opinion of counsel satisfactory to it that an exemption from registration is available. In addition, no disposition of any Membership Unit may be made if, in the opinion of counsel of the Company, such disposition would cause the Company to be treated as an association taxable as a corporation rather than as a limited liability company subject to the provisions of Subchapter K of the Code, or any comparable provisions then in effect.

ARTICLE III

POWERS AND DUTIES OF MANAGER; OFFICERS

3.1Management. The Managing Member shall manage the business and affairs of the Company. The Managing Member is entitled to hire a third party persons, persons or business organization to manage the business and affairs of the Company on its behalf. As of the date of this Operating Agreement, a majority of the members of the Company have consented to the appointment of Gerald McNabb to manage the Company. The Managing Member, or its appointee, shall direct, manage and control the business of the Company to the best of its ability and shall have full and complete authority, power and discretion to make any and all decisions and to do any and all things which the Managing Member shall deem to be reasonably required to accomplish the business and objectives of the Company. No Member, other than the Managing Member or its appointee, shall have the authority to bind the Company, unless given that authority by the Managing Member.

3.2Number, Tenure and Qualifications. Gerald McNabb, shall be the Managing Member of the Company. In the event the Managing Member resigns, or is removed, it shall be elected by the vote of Members owning in the aggregate a simple majority of the Percentage Interests (“Majority-In-Interest”) at a meeting of the Members and shall hold office until the next meeting of Members at which an election of the Managing Member is held, or such longer period as shall be approved by such vote, and until its successor shall have been duly elected and qualified. The Company may engage the Managing Member pursuant to a written management agreement for the period to which the Managing Member was elected. The Managing Member need not be a resident of the State of Idaho. The Managing Member shall not be precluded from serving the Company in capacities, other than management of the Company, for which the Managing Member receives compensation from the Company.

3.3Certain Powers of Managing Member. Without limiting the generality of Section 3.1 hereof, the Managing Member shall have power and authority, on behalf of the Company, to do the following:

(a) To invest in real estate projects, including real estate projects as the Managing Member may determine even if a Member is directly or indirectly affiliated or connected with such real estate project and even if the project or investment is partially or totally owned, managed or controlled by the Managing Member;

(b) To borrow money for the Company from banks, other institutions, the Members, or affiliates of the Members, on such terms as it deems appropriate, and in connection therewith, to hypothecate, encumber and grant security interests in the assets of the Company to secure repayment of borrowed sums, provided that no debt or other obligation shall be contracted or liability incurred by or on behalf of the Company except by the Managing Member;

(c) To purchase liability and other insurance to protect the Company’s property and business;

(d) To hold and own, directly or as collateral, any real and/or personal properties in the name of the Company;

(e) To invest any of the Company’s funds temporarily in time deposits, short-term governmental obligations, commercial paper or other investments;

(f) To sell or otherwise dispose of or transfer assets of the Company in the ordinary course of business;

(g) To execute on behalf of the Company all contracts, instruments, and documents including, without limitation, checks, drafts, notes and other negotiable instruments, mortgages or deeds of trust, deeds, security agreements and financing statements, documents providing for the acquisition, mortgage or disposition of the Company’s property, assignments, bills of sale, stock powers, leases, Operating Agreements, and any other instruments or documents necessary, in the opinion of the Managing Member, to the business of the Company; and, subject to any limitation contained in the Articles of Organization or in this Agreement, authorize in writing an agent, generally or specifically, to execute and deliver any contract or other instrument in the name and on behalf of the Company;

(h) To cause the Company to change its domicile to a jurisdiction other than the State of Idaho;

(i) To employ accountants, legal counsel, managing agents or other experts to perform services for the Company and to compensate them from the Company funds;

(j) To act as “tax matters partner” pursuant to Section 6221 of the Code;

(k) To make an assignment for the benefit of creditors of the Company, file a voluntary petition in bankruptcy or appoint a receiver for the Company, provided such action has been approved in advance in writing by a Majority-In-Interest;

(l) To enter into any and all other agreements on behalf of the Company, with any other person or entity for any purpose, in such form as the Managing Member may approve; and

(m) To do and perform all other acts as may be necessary or appropriate to the conduct of the Company’s business.

3.4General Duties of Managing Member. In addition to the Managing Member’s responsibilities resulting from its empowerment in Section 3.3 hereof and the Managing Member’s duties under any pertinent agreement with the Company, the Managing Member shall be responsible for:

(a)The day-to-day management and control of the Company;

(b)The business affairs of the Company, dominion and control of the Company assets and general supervision by the Company over its employees and agents, and professional advisors;

(c)Signing and executing the official documents and other instruments for and on behalf of the Company;

(d)Keeping or causing to be kept a record of all proceedings and meetings of the Members;

(e)Causing all notices to be duly given in accordance with the provisions of this Agreement and as required by law;

(f) Storing the records of the Company;

(g)Assuring that the books, reports, statements, certificates, and other documents and records required by law are properly kept and filed;

(h)Maintaining the Membership Unit ledger and books of the Company and causing such books to be kept in such manner as to show at any time the number of Membership Units of the Company issued and outstanding, the manner in which and date when such Membership Units were paid for, the names, alphabetically arranged, and the addresses of the Members of record, the number of Membership Units held by each Member, and the date when each became a Member of record;

(i) Causing the records required to be maintained pursuant to The Idaho LLC Act to be kept and exhibited at the principal place of business of the Company and in the manner and for the purpose provided in such section;

(j)Having charge and supervision over and being responsible for the monies, securities, receipts, and disbursements of the Company;

(k)Causing the monies and other valuable effects of the Company to be deposited in the name and to the credit of the Company in such banks or trust companies or with such banks or other depositories as shall be selected by the Managing Member;

(1)Causing the monies of the Company to be disbursed by checks or drafts drawn on the authorized depositories of the Company;

(m)Rendering, when reasonably requested, a statement of the financial condition of the Company, and rendering a full financial report at least annually;

(n)Causing to be kept correct books of account of all the business and transactions of the Company and exhibiting such books to any Member on request during ordinary business hours;

(o)Designating an agent for service of process on the Company in compliance with The Idaho LLC Act; and

(p)Performing such other duties as from time to time may be assigned to it by the Company.

(q)Appointing other officers to serve the Company.

3.5Authority to Bind the Company. Unless authorized to do so by this Agreement or by the Managing Member, no Member, agent, or employee of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable for any purpose. The Managing Member may act, however, by a duly authorized attorney-in-fact.

3.6 Reserved.

3.7The Company Records and Accounts. The Managing Member shall maintain a principal place of business where it shall preserve the records and accounts of the operations and expenditures of the Company including the following:

(a)a current list of the full name and last known business, residence or mailing address of each Member, both past and present;

(b)a copy of the stamped Articles of Organization of the Company and all amendments thereto together with executed copies of any powers of attorney pursuant to which any amendment has been executed;

(c)copies of the Company’s federal, state, and local income tax and ad valorem returns and reports, if any, for the three most recent years;

(d)copies of the Company’s currently effective Operating Agreement and all amendments thereto, copies of any prior written Operating Agreement no longer in effect, copies of any writings permitted or required with respect to a Member’s obligation to contribute cash, property or services;

(e)the financial statements of the Company for the three most recent years;

(f)copies of all executed Subscription Agreements, executed Suitability Questionnaires, and executed Counterpart Signature Pages and a written statement setting forth:

(i)  the amount of cash and a description and statement of the agreed value of the other property or services contributed by each Member;

(ii) the date on which, or events on the happening of which, any additional contributions agreed to be made by each Member are to be made;

(iii) any right of a Member to receive distributions which include a return of all or any of the Member’s contributions; and

(iv) any event upon the happening of which the Company is to be dissolved and its affairs wound up;

(g) minutes or other records of every meeting or other action of the Members.

Upon reasonable request, each Member shall have the right, during ordinary business hours, to inspect and copy the Company’s records and accounts at the Member’s expense. The Managing Member shall keep the records and accounts of the Company at 14053 West Tyhee Road, Pocatello, Idaho 83202 unless otherwise required by The Idaho LLC Act

3.8Bank Accounts; Brokerage Accounts. The Managing Member may, from time to time, open bank accounts and brokerage accounts in the name of the Company.

3.9Tax Returns and other Elections; Financial Statements. The Managing Member shall at the expense of the Company cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns, or pertinent information therefrom, shall be furnished to the Members within a reasonable time after the end of the Fiscal Year. All elections permitted to be made by the Company under federal or state laws may be made by the Managing Member. The Managing Member shall cause the Company’s annual financial statements to be reviewed or audited at the expense of the Company on an annual basis by an accounting firm selected by the Managing Member.

3.10Reserved.

3.11Resignation. Any officer or director of the Company may resign as an officer or director of the Company at any time by giving written notice to the Managing Member. The resignation of any officer or director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Such resignation shall not affect such officer or director’s rights and liabilities as a Member.

3.12Removal. The Managing Member may be removed at any time if cause shall exist, by the affirmative vote of a group of Members together owning more than 70% of the Membership Units (“Supermajority-In-Interest”) or at a meeting duly called expressly for that purpose. Cause shall only be deemed to exist if the Managing Member has been grossly negligent in the performance of its duty or engaged in willful misconduct or fraud against the Company.

3.13Vacancies. Any vacancy occurring for any reason in the office of the Managing Member may be filled by the affirmative vote of the Majority-In-Interest. The Managing Member elected to fill a vacancy shall be elected for the unexpired term of its predecessor in office and shall hold office until the expiration of such term and until its successor shall be elected and shall qualify or until the Managing Member’s earlier death or dissolution, resignation or removal. The Managing Member chosen to fill a position resulting from an increase in the number of officers and directors shall hold office until its successor shall be elected and shall qualify, or until the earlier death or dissolution, resignation or removal of such officer or director.  If no officer or director is elected, the business of the Company shall be managed by the Majority-In-Interest.

3.14Salary. Salary or compensation of the officers and directors shall be in line with industry norms.

3.15Officers. The day-to-day management and control of the Company may be delegated by the Managing Member to one or more officers, including a president, secretary, treasurer, and such other officers as may be appointed by the Managing Member. Any one person may hold any two or more of such offices, except the president shall not also be the secretary. No person holding two or more offices shall act in or execute any instrument in the capacity of more than one office. No officer need be a Member. The Managing Member from time to time may delegate to any officer or agent the power to appoint and remove any such subordinate or agent and to prescribe their respective titles, terms of office, authorities, and duties. Subordinate officers need not be Members. Any officer may resign at any time by delivering a written resignation to the Managing Member. Unless otherwise specified therein, such resignation shall take effect on delivery.

ARTICLE IV

BORROWINGS, DEPOSITS, CHECKS, AND SECURITIES

4.1Loans. No loan or advance shall be contracted on behalf of the Company, no negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the Company shall be mortgaged, pledged, hypothecated, transferred, or conveyed as security for the payment of any loan, advance, indebtedness, or liability of the Company, unless and except as authorized by the Managing Member or by the Majority-In-Interest of the Members. Any such authorization may be general or confined to specific instances.

4.2Deposits. All monies of the Company not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositories, including brokerage companies duly qualified and licensed under federal and state law, as the Managing Member may select, or as from time to time may be selected by any agent authorized to do so by the Managing Member.

4.3Checks, Drafts, Etc. All notes, drafts, acceptances, checks, endorsements and, subject to the provisions of this Agreement, evidences of indebtedness of the Company, shall be signed by the Managing Member or such duly authorized agent or agents of the Company in such manner as the Managing Member from time to time may determine. Endorsements for deposit to the credit of the Company in any of its duly authorized depositories shall be in such manner as the Managing Member from time to time may determine.

4.4Bonds and Debentures. Every bond or debenture duly authorized by the Managing Member and issued by the Company shall be evidenced by an appropriate instrument which shall be signed by the Managing Member.

4.5Sale, Transfer, Etc. of Securities. Sales, transfers, endorsements, and assignments of stocks, bonds, and other securities owned by or standing in the Company’s name, and the execution and delivery on the Company’s behalf of any and all instruments duly authorized by the Managing Member in writing incident to any such sale, transfer, endorsement, or assignment, shall be executed by the Managing Member or by any agent thereunto authorized by the Managing Member.

ARTICLE V

RIGHTS AND OBLIGATIONS OF MEMBERS

5.1Limitation of Liability. Each Member’s liability for the debts and obligations of the Company shall be limited as set forth in The Idaho LLC Act and other applicable law.

5.2List of Members. Upon written request of any Member, the Managing Member shall provide a list showing the names, last known addresses and each Member’s right to share in distributions of cash and other property from the Company (“Interest”).

5.3Priority and Return of Capital. Members shall have priority as to the return of Capital Contributions or as to Profits, Losses or distributions as set out in Article VIII.

ARTICLE VI

MEETINGS OF MEMBERS

6.1Annual Meetings. There shall not be annual meetings of the Members. Actions to be taken at the annual meeting of the stockholders may be taken by consent of Members in lieu of meeting.

6.2Special Meetings. Special meetings of the Members, for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time by the Managing Member or on the written request of a Majority-In-Interest of the membership, with such written request specifying the purpose or purposes of the meeting. In case of failure to call such meeting within 30 days after such request, the Member or Members holding not less than 25% of the Common Units may call such special meeting.

6.3Place of Meetings. The Managing Member may designate any place, either within or outside the State of Idaho, as the place of meeting for any meeting of the Members. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be held at the offices of the Company. Any or all Members may participate in any special meeting of the Members by, or through the use of, any means of communication by which all Members participating may simultaneously hear each other during the meeting. A Member so participating is deemed to be present in person at the meeting.

6.4Other Meeting Procedures. Meeting procedures and notices shall be conducted as set out by the Managing Member consistent with the Idaho LLC Act.

6.5Action by Members Without a Meeting. Unless otherwise provided under law or in the Articles of Organization, any action which may be, or is required to be, taken at a meeting of the Members, may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by Members with outstanding Common Units entitled to vote with respect to the subject matter thereof sufficient to take such action if voted on at a meeting of Members at which all Members holding Common Units were in attendance. Notice of such action shall be provided to all Members not signing the consent within ten (10) days of such action.

6.6Actions Requiring Supermajority-In-Interest Vote. Notwithstanding anything herein to the contrary, the following decisions and actions by the Company shall be made only by the joint approval of the Supermajority-In-Interest:

(a)Any act in contravention of this Operating Agreement;

(b)Any act which would make it impossible to carry on the ordinary business of the Company;

(c)Any change of the Company into any other legal form;

(d)Any amendment of this Operating Agreement, except as may otherwise be provided in Article X hereof;

(e)The merger of the Company with and into another entity; and

(f)The removal of the Managing Member, except as otherwise provide herein.

ARTICLE VII

MEMBER UNIT CERTIFICATES

7.1Membership Unit Certificates. The Membership Units of the Company shall be represented by certificates, or shall be uncertificated Membership Units that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both. To the extent that Membership Units are represented by certificates, such certificates whenever authorized by the Board, shall be in such form as shall be approved by the Board. The certificates representing Membership Units of each class shall be signed by, or in the name of, the Company by the Chief Executive Officer, or by any Vice President, and by the Secretary of the Company. Any or all such signatures may be facsimiles if countersigned by a transfer agent or registrar. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Company with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

The stock ledger and blank Membership Unit certificates shall be kept by the Secretary or by a transfer agent or by a registrar or by any other officer or agent designated by the Board.

7.2Transfer of Membership Units. Transfer of Membership Units of the Company shall be made on the books of the Company by the holder of record thereof, or by its attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the Managing Member or any of its transfer agents, and on surrender of the certificate or certificates, properly endorsed or accompanied by proper instruments of transfer, representing such Membership Units. Except as provided by law, the Company and transfer agents and registrars, if any, shall be entitled to treat the holder of record of any Membership Units as the absolute owner thereof for all purposes and, accordingly, shall not be required to recognize any legal, equitable or other claim to or interest in such Membership Units on the part of any other person whether or not it or they shall have express or other notice thereof.

7.3Maintenance of Membership Units Ledger at Principal Place of Business. A Membership Unit ledger shall be kept at the principal place of business of the Company, or at such other place as the Managing Member shall determine, containing the names, alphabetically arranged, of all Membership Unit holders of the Company, their addresses, their units, the amount paid on their Membership Units, and all transfers thereof and the number of Membership Units held by each. Such Membership Unit ledger shall at all reasonable hours be subject to inspection by the Members and by other persons entitled by law to inspect the same.

7.4Transfer Agents and Registrars. The Managing Member may appoint one or more transfer agents and one or more registrars with respect to the certificates representing Membership Units of the Company, and may require all such certificates to bear the signature of either or both. The Managing Member may from time to time define the respective duties of such transfer agents and registrars. No certificate for Membership Units shall be valid until countersigned by a transfer agent, if at the date appearing thereon the Company had a transfer agent for such Membership Units, and until registered by a registrar, if at such date the Company had a registrar for such Membership Units.

7.5Closing of Transfer Books and Fixing of Record Date.

(a)The Managing Member shall have power to close the Membership Unit ledger of the Company for a period not to exceed fifty (50) days preceding the date of any meeting of Members, or the date for payment of any distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of Membership Units shall go into effect, or a date in connection with obtaining the consent of Members for any purpose.

(b)In lieu of closing the Membership Unit ledger as aforesaid, the Managing Member may fix in advance a date, not exceeding thirty (30) days preceding the date of any meeting of Members, or the date for the payment of any distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of Membership Units shall go into effect, or a date in connection with obtaining any consent, as a record date for the determination of the Members entitled to a notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such distribution, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of Membership Units, or to give such consent.

(c)If the Membership Unit ledger shall be closed or a record date set for the purpose of determining Members entitled to notice of or to vote at a meeting of Members,

such books shall be closed for, or such record date shall be, not less than ten (10) days immediately preceding such meeting.

7.6Lost or Destroyed Certificates. The Company may issue a new certificate for Membership Units of the Company in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Managing Member may, in its discretion, require the owner of the lost or destroyed certificate or its legal representatives, to give the Company a bond in such form and amount as the Managing Member may direct, and with such surety or sureties as may be satisfactory to the Managing Member, to indemnify the Company and its transfer agents and registrars, if any, against any claims that may be made against it or any such transfer agent or registrar on account of the issuance of such new certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Managing Member, such is proper.

ARTICLE VIII

PROFITS, LOSSES, DISTRIBUTIONS, AND EXPENSES

8.1Profits and losses.

(a)   reserved.

(b)   The Company’s Net Profits or Net Loses shall be determined not less frequently than annually and on a basis, which coincides with the Company’s tax year. Subject to this Section 8.1(a), Section 13.3 (Curative Allocations) and Section 2.1 (Membership Units), the Company’s Net Profits and Net Losses shall be allocated to the Members in that proportion which is equal to the total number of Common Units owned or held by each respective Member at the time such allocations are made, as recorded in the Company’s Membership Unit ledger, divided by the total number of Common Units owned or held by all of the Members at the time of such allocations, as recorded in the Company’s Membership Unit ledger, subject to adjustment for amount of paid in capital (the “Percentage Interest”).

8.2Distributions. All distributions of cash or other property shall be made to the Members in proportion to their Capital Accounts on the record date of such distribution. Except as provided in Section 13, all distributions shall be made at such time as is determined by the Managing Member. Distributions of the Company assets may be made only to the Members shown on the books and records of the Company. Neither the Company nor any Member will incur any liability for making distributions in accordance with the provisions of the preceding sentence, whether or not the Company or the Member has knowledge or notice of any transfer or purported transfer of ownership of a Membership Unit in the Company which has not been approved pursuant to this Agreement. Notwithstanding any provisions above to the contrary, gain or loss of the Company realized in connection with a sale or other disposition of any of the assets of the Company will be allocated solely to the parties owning Membership Units in the Company as of the date the sale or other disposition occurs. All amounts withheld pursuant to the Code or any provisions of state or local tax law with respect to any payment or distribution to the Members from the Company shall be treated as amounts distributed to the relevant Member or Members pursuant to this Section. No distribution shall be declared and paid unless, after the distribution is made, the assets of the Company are in excess of all liabilities of the Company, except liabilities to Members on account of their contributions. If the Members determine that distributions as described in this Agreement are insufficient to enable the Members to pay federal and state income taxes attributable to the Company, then the Company shall make additional distributions as the Members decide for that purpose.

8.3Accounting Period. The Company’s accounting period shall be a calendar year.

ARTICLE IX

ADMISSIONS AND WITHDRAWALS

OBLIGATION TO PURCHASE AND SELL

9.1Admission of Member. No person shall be admitted as an additional member (“Additional Member”) of the Company without the written consent of the Managing Member at the time of such admission and compliance with Section 2.7 regardless of whether such person has acquired a Membership Unit in the Company from another Member or from the Company as an original issuance. An Additional Member shall execute a Counterpart Signature Page prior to admission.

9.2Expulsion of Member. Any Member may be expelled from the Company on 10 day’s prior notice to the Member if the board of directors in its sole discretion and upon unanimous consent of each member of the Board of Directors (including the consent of each of the independent Directors) determines that expulsion of the Member would be in the best interests of the Company or the Members. Such expulsion shall constitute a voluntary act of a Member that constitutes a withdrawal from the Company for purposes of Section 2.5 of this Agreement.

9.3Rights of Member Upon Death or Expulsion. Following the death or expulsion of a Member, the Member (and the Member’s successor, personal representatives and assigns) shall cease to have any rights of a Member except only the right to receive distributions to the same extent as a permitted assignee of the Member’s Membership Units in the Company, in accordance with the terms of this Agreement, until such time as the Company is wound up and terminated. Distributions to such Member or a return of such Member’s Capital Account shall be made by the Managing Member at such time as a distribution or a return of Member Capital Accounts is made to all Members.

9.4No Withdrawal. No Member shall have the right or be permitted to withdraw from the Company. If a Member attempts to withdraw from the Company, the Member shall not be entitled to receive a distribution of its share of Net Profits following the date of the attempted withdrawal and shall not receive any return of its Capital Account until all Members receive a return of their Capital Accounts.

ARTICLE X

AMENDMENTS

10.1Amendments. This Agreement and the Company’s Articles of Organization may be amended from time to time by the Managing Member with the affirmative vote of the Supermajority-In-Interest of the Members except that the alteration or repeal of any provision requiring a greater than majority affirmative vote shall require an affirmative vote by such greater than majority as is required by such provision. A proposed amendment shall be effective on the date it is duly approved by the Managing Member and the Supermajority-In-Interest of the Members and duly filed, if necessary, and shall be binding on all Members.

ARTICLE XI

DISSOLUTION AND TERMINATION

11.1Dissolution.

(a)The Company shall be dissolved upon the occurrence of any of the following events:

(i)99 years from the date of our organization;

(ii)written consent of the Supermajority-In-Interest to dissolve the Company;

(iii) written action of the Managing Member to dissolve the Company;

(iv) entry of a judicial decree of dissolution;

(v)the Company being adjudged bankrupt;

(vi) the disposal of the final asset of the Company

11.2Effect of Filing Cancellation of Articles of Organization. The Company shall cease to carry on its business, except insofar as may be necessary for the winding up of limited liability company business, as of the date designated by the Managing Member on the Cancellation of Articles of Organization form filed with the Idaho Secretary of State.

11.3Winding Up, Liquidation and Distribution of Assets.

(a)Upon dissolution, an accounting shall be made by the Company’s accountants of the accounts of the Company and of the Company’s assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution. The Managing Member shall immediately proceed to wind up the affairs of the Company.

(b)Unless the business of the Company is to continue pursuant to Section 11.1, the Managing Member shall proceed to liquidate the Company’s assets (except to the extent the Managing Member may determine to distribute any assets to the Members in kind), discharge the Company’s obligations, and wind up the Company’s business and affairs as promptly as is consistent with obtaining the fair value thereof. The proceeds of liquidation of the Company’s assets, to the extent sufficient therefor, shall be applied and distributed as follows:

(i)First, to the payment and discharge of all of the Company’s debts and liabilities to third parties except those owing to Members or to the establishment of any reasonable reserves for contingent or unliquidated debts and liabilities;

(ii)  Second, to the payment of any debts and liabilities owing to Members; and

(iii) Third, to the Members, either in cash or in kind, as determined by the Managing Member, in accordance with the positive balance of each Member’s Capital Account as determined after taking into account all Capital Account adjustments for the Company’s taxable year during which the liquidation occurs. Any assets distributed in kind shall be both valued by the Managing Member for this purpose at their net fair market value and deemed to have been sold as of the date of dissolution. Any such distributions to the Members in respect of their Capital Accounts shall be made within the time requirements of Section l.704-l (b)(2)(ii)(b)(2) of the Regulations.

(c)Notwithstanding anything to the contrary in this Agreement, upon a liquidation within the meaning of Section 1.704-1 (b)(2)(ii)(g) of the Regulations, if any Member has a negative deficit Capital Account balance (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company, and the negative balance of such Member’s Capital Account shall not be considered a debt owed by such Member to the Company or to any other person for any purpose whatsoever.

(d)Upon completion of the winding up, liquidation and distribution of the assets, the Company shall be deemed terminated.

(e)The Managing Member shall comply with any requirements of applicable law pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

11.4Notice of Dissolution. When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to the Members, a Notice of Dissolution shall be filed with the Idaho Secretary of State.

11.5Return of Contribution Non-Recourse to Other Members. Except as provided by law, upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contribution.

ARTICLE XII

ACCOUNTS

12.1Books. The Managing Member shall maintain complete and accurate books of account of all transactions of the Company, which books of account shall be kept at the Company’s principal place of business. All decisions regarding accounting matters, except as otherwise set forth herein, shall be made by the Managing Member.

12.2Member’s Accounts. A capital account shall be established and maintained on the Company’s books with respect to each member related to his or her Common Units. Each Member’s Capital Account consist of such Member’s initial Capital Contribution increased by any additional Capital Contributions made by such Member and decreased by (a) distributions to such Member in reduction of the Company capital. The Managing Member shall (a) maintain the Member’s Capital Accounts at all times as determined above. Payment of any amount owed to the Company shall be made at such time and in such manner as the Managing Member may determine.

12.3Reports. The Managing Member shall close the books of account promptly after the close of each Fiscal Year, and shall prepare and send to each Member a statement of such Member’s distributive share of income and loss for federal income tax reporting purposes.

ARTICLE XIII

ALLOCATION OF PROFITS AND LOSSES

13.1Accounting Definitions. The following terms, which are used predominately in this Article, shall have the meanings set forth below for all purposes under this Agreement:

“Adjusted Capital Account Balance” means, with respect to any Member, the balance of such Member’s Capital Account as of the end of the relevant Fiscal Year.

“Book Value” means, with respect to any asset, the assets adjusted basis for federal income tax purposes.

“Depreciation” means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Book Value of any asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if such depreciation, amortization or other cost recovery deductions with respect to any such asset for federal income tax purposes is zero for any Fiscal Year, Depreciation shall be determined with reference to the asset’s Book Value, at the beginning of such year using any reasonable method selected by the Managing Member.

“Minimum Gain” means an amount determined by computing, with respect to each Nonrecourse Liability of the Company, the amount of gain (of whatever character), if any, that would be realized by the Company if it disposed of (in a taxable transaction) the property subject to such liability in full satisfaction thereof, and by then aggregating the amounts so computed, such computation to be made in accordance with Regulations section 1.704-2(b)(2) and 1.704-2(d).

“Nonrecourse Deductions” has the meaning set forth in section 1.704-2(b)(1) of the Regulations.

“Member Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Minimum Gain of the Company that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with section 1.704-2(i)(3) of the Regulations.

“Member Nonrecourse Debt” has the meaning set forth in section 1.704-2(b)(4) of the Regulations.

“Member Nonrecourse Deductions” has the meaning set forth in Regulation section 1.704-2(i)(1) and (2) and shall be determined in accordance with the provisions of Regulations section 1.704-2(i)(2).

“Profits” or “Losses” means, for each Fiscal Year or other period, the taxable income or taxable loss of the Company as determined under Code Section 703(a) (including in such taxable income or taxable loss all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(l) of the Code)

13.2Profits and Losses.  Subject to Section 13.3, 13.4, 13.5, 13.6, 13.7, 13.8, 13.9, and 13.10 hereof, each Member shall share in the Profits and Losses of the Company according to its Percentage Interest, as follows:

a)Allocation of profits shall be made as follows:

(i)  First, to the Members, up to the aggregate of, and in proportion to, any Losses previously allocated to each Member, to the extent not previously offset by allocations of Profits pursuant to this Section;

(ii) Second, to Members, subject to the Manager’s election to redeem the Membership Units and to the extent of the Cumulative Preferred Return pursuant to Section 2;

(iii) Third, to the Members, in proportion to their unredeemed Percentage Interest.

b)Allocation of losses shall be made as follows:

(i) First, to the Members, up to the aggregate of, and in proportion to, any Profits previously allocated to each Member in accordance with Section 13.2(a)(iii) hereof and not previously offset by Losses allocated pursuant to this Section until their capital account balances have been reduced to zero;

(ii) Second, to the Members until their capital account balances have been reduced to zero;

(iii) Third, to the Members, in proportion to their unredeemed Percentage Interest.

c)Authority to Vary Allocations.  The Managing Member has the authority to vary these allocations to the extent necessary to comply with federal income tax laws.

13.3Curative Allocations. Certain allocations may be required to comply with the requirements of Regulations Sections 1.704-1(b) and 1.704-2 (the “Regulatory Allocations”).

13.4General Allocation Rules.

(a)Generally, all Profits and Losses allocated to the Members shall be allocated among them in proportion to their unredeemed Percentage Interest.

ARTICLE XIV

INDEMNIFICATION OF MEMBERS AND MANAGER; OFFICER

AND MANAGER CONTRACTS; LIMITATION OF LIABILITY

14.1 Indemnification of Members and Managing Member.

(a)Third Party Actions. To the greatest extent not inconsistent with the laws and public policies of the State of Idaho, the Company will indemnify any Member or officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding because such individual is or was a Member or officer or director, as a matter of right, against all liability incurred by such individual in connection with any proceeding; provided that it is determined that the specific indemnification of such individual is permissible in the circumstances because the individual has met the standard of conduct for indemnification set forth in subsection (d) of this Section. The Company will pay for or reimburse the reasonable expenses incurred by a Member, officer or director in connection with any such proceeding in advance of final disposition thereof if (i) the individual furnishes the Company a written affirmation of the standard of conduct for indemnification described in subsection (d) of this Section, (ii) the individual furnishes the Company a written undertaking, executed personally or on such individual’s behalf, to repay the advance if it is ultimately determined that such individual did not meet such standards of conduct, and (iii) a determination is made in accordance with subsection (e) that, based upon facts then known to those making the determination, indemnification would not be precluded under this Section. The undertaking described in subsection (a)(ii) above must be a general obligation of the Member, officer or director, subject to such reasonable limitations as the Company may permit, but need not be secured and may be accepted without reference to financial ability to make repayment. The Company will indemnify a Member, officer or director who is successful, on the merits or otherwise, in the defense of any such proceeding or in defense of any claim, issue, or matter therein, without the requirement of a determination as set forth in subsection (d) of this Section. Upon demand by a Member, officer or director for indemnification or advancement of expenses, as the case may be, the Company will expeditiously determine whether the Member, officer or director is entitled thereto in accordance with this Section. The indemnification and advancement of expenses provided for under this Section will be applicable to any proceeding arising from acts or omissions occurring before or after the adoption of this Section.

(b) The Company Actions. To the greatest extent not inconsistent with the laws and public policies of State of Idaho, the Company will indemnify any Member, officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding by or in the right of the Company because such individual is or was a Member, officer or director, as a matter of right, against all liability incurred by such individual in connection with proceeding; provided that it is determined that the specific indemnification of such individual is permissible in the circumstances because the individual has met the standard of conduct for indemnification set forth in subsection (d) of this Section, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for gross negligence or misconduct in the performance of its duty to the Company unless and only to the extent that the court in which the action or suit was brought shall determine on application that, despite the adjudication of liability, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. The Company will pay for or reimburse the reasonable expenses incurred by a Member, officer or director in connection with any such proceeding in advance of final disposition thereof if, (i) the individual furnishes the Company a written affirmation of the standard of conduct for indemnification described in subsection (d) of this Section, (ii) the individual furnishes the Company a written undertaking, executed personally or on such individual’s behalf, to repay the advance if it is ultimately determined that such individual did not meet such standards of conduct, and (iii) a determination is made in accordance with subsection (e) that, based upon facts then known to those making the determination, indemnification would not be precluded under this Section. The undertaking described in subsection (b)(ii) above must be a general obligation of the Member, officer or director, subject to such reasonable limitations as the Company may permit, but need not be secured and may be accepted without reference to financial ability to make repayment. The Company will indemnify a Member, officer or director who is successful, on the merits or otherwise, in the defense of any such proceeding or in defense of any claim, issue, or matter therein, without the requirement of a determination as set forth in subsection (d) of this Section. Upon demand by a Member, officer or director for indemnification or advancement of expenses, as the case may be, the Company will expeditiously determine whether the Member, officer or director is entitled thereto in accordance with this Section. The indemnification and advancement of expenses provided for under this Section will be applicable to any proceeding arising from acts or omissions occurring before or after the adoption of this Section.

(c)Additional Capacities. The Company will have the power, but not the obligation, to indemnify any individual or entity who is or was an employee, officer or agent of the Company or is or was serving at the request of the Company as an officer, director, member, trustee, employee, or agent of another limited partnership, limited liability company, association, corporation, joint venture, trust, employee benefit plan, or other enterprise to the same extent as if such individual is or was a Member, officer or director.

(d)Required Conduct. Indemnification is permissible under this Section only if (i) the subject party conducted himself in good faith, (ii) the subject party reasonably believed that its conduct was in or at least not opposed to the Company’s best interest; and (iii) in the case of a criminal proceeding, the subject party had no reasonable cause to believe its conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, demonstrative or sufficient to create a presumption that the individual did not meet the standard of conduct described in this subsection.

(e)Determination. A determination as to whether indemnification or advancement of expenses is permissible shall be made by one of the following procedures; (i) by the Managing Member, if not a party to such proceeding; (ii) if the Managing Member is party to the proceeding, by the Majority-In-Interest, not at the time party to such proceedings, at any meeting duly called for such purpose; or (iii) by independent legal counsel selected by the Majority-In-Interest at any meeting duly called for such purpose.

(f)Application to the Court. A Member, officer or director of the Company who is a party to a proceeding may apply for indemnification from the Company to the court, if any, conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving notice the court considers necessary, may order indemnification if it determines: (i) in a proceeding in which the Member, officer or director is wholly successful, on their merits or otherwise, the Member, officer or director is entitled to indemnification under this Section, in which case the court will order the Company to pay the Member, officer or director his reasonable expenses incurred to obtain such court ordered indemnification; or (ii) the Member, officer or director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the Member, officer or director meets the standard of conduct set forth in subsection (d) of this Section.

(g)Employee Benefit Plan. Indemnification will be provided for an individual’s conduct with respect to an employee benefit plan if the individual reasonably believed his conduct to be in the interests of the participants and beneficiaries of the plan.

(h)General Indemnification. Nothing contained in this Section will limit or preclude the exercise or be deemed exclusive of any right under the law, by contract or otherwise, relating to indemnification of or advancement of expenses to any individual who is or was a Member, officer or director of the Company or is or was serving at the Company’s request as a manager, officer, director, member, trustee, employee, or agent of another, limited partnership, association, limited liability company, corporation, joint venture, trust, employee benefit plan, or other enterprise. Nothing contained in this Section will limit the ability of the Company to otherwise indemnify or advance expenses to any individual. It is the intent of this Section to provide indemnification to Members and the Managing Member to the fullest extent now or hereafter permitted by the law consistent with the terms and conditions of this Section. Indemnification will be provided in accordance with this Section irrespective of the nature of the legal or equitable theory upon which a claim is made including, without limitation, negligence, breach of duty, mismanagement, waste, breach of contract, breach of warranty, strict liability, violation of federal or state securities law, as amended, or violation of any other state or federal law.

(i)General Definitions for Purposes of This Section:

(i)The term “expenses” includes all direct and indirect costs (including, without limitation, counsel fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or out-of-pocket expenses) actually incurred in connection with the investigation, defense, settlement, or appeal of a proceeding or establishing or enforcing a right to indemnification under this Section, applicable law or otherwise.

(ii)The term “liability” means the obligation to pay a judgment, settlement, penalty, fine, excise tax (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

(iii) The term “party” includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

(iv) The term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

(j)Scope of Indemnification. The indemnification authorized by this section shall apply to all present and future managers, officers, employees, and agents of the Company and shall continue as to such persons who cease to be managers, officers, employees, or agents of the Company, and shall inure to the benefit of the heirs, executors, and administrators of all such persons and shall be in addition to all other indemnification permitted by law.

(k)Insurance. The Company may purchase and maintain insurance for its benefit, the benefit of any individual who is entitled to indemnification under this Section, or both, against any liability asserted against or incurred by such individual in any capacity or arising out of such individual’s service, whether or not the Company would have the power to indemnify such individual against such liability.

14.2Officer and Manager Contracts; Limitation of Liability. No contract or other transaction between the Company and any other person, firm, or entity shall be affected by the fact that a manager, officer, employee, or agent of the Company has an interest in, or is a manager or officer of the Company or any such other entity. Any officer or manager, individually or with others, may be a party to, or may have an interest in, any transaction of the Company or any transaction in which the Company is a party or has an interest. Each person who is now or may become an officer or manager of the Company is hereby relieved from liability that such person might otherwise obtain in the event such officer or manager contracts with the Company for the benefit of himself or any firm or other entity in which it may have an interest; provided, such officer or manager acts in good faith. The foregoing limitation on liability extends to any and all actions referred to in Section 3.6 of this Agreement taken by the manager and officers, employees, and agents of the Company and by the officers, directors, and agents of the Managing Member.

ARTICLE XV

MISCELLANEOUS

15.1Complete Agreement. This Operating Agreement constitutes the complete and exclusive statement of agreement among the Members. This Agreement supersedes any other contradictory agreement between the parties.

15.2Notices. Any notice, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an executive officer of the party to whom the same is directed or, if sent by registered or certified mail, postage and charges prepaid, addressed to the Member’s and/or the Company’s address, as appropriate, which is set forth in this Agreement or in the Counterpart Signature Page signed by the Member. Except as otherwise provided herein, any such notice shall be deemed to be given two (2) business days after the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid or, if transmitted by way of facsimile or email, such notice shall be deemed to be delivered on the date of such facsimile or email transmission to the fax number or email address for the Member or the Company, as the case may be. Each member shall be responsible for maintaining current mailing, telephone, facsimile and email contact information with the Company by sending changes to the same in writing to the Company, attention office of the Managing Member.

15.3Governing Law. This Agreement and its application and interpretation shall be governed exclusively by its terms and by the laws of the State of Idaho.

15.4Waiver of Action for Partition. Each Member irrevocably waives during the term of the Company any right that the Member may have to maintain any action for partition with respect to the property of the Company.

15.5Execution of Additional Instruments. Each Member hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

15.6Construction. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders and vice versa; and the word “person” or “party” shall include a corporation, firm, limited liability company, proprietorship or other form of association. Any reference to the Code or the statutes or laws will include all amendments, modifications, or replacements of the specific sections and provisions concerned.

15.7Headings. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

15.8Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

15.9Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

15.10Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid, illegal, or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

15.11Title to the Company Property. Legal title to all property of the Company will be held and conveyed in the name of Stable Towers LLC.

15.12Reliance on Authority of Person Signing Agreement. In the event that a Member is not a natural person, neither the Company nor any Member will (a) be required to determine the authority of the individual signing this Agreement to make any commitment or undertaking on behalf of such entity or to determine any act or circumstance bearing upon the existence of the authority of such individual or (b) be required to see to the application or distribution of proceeds paid or credited to individuals signing this Agreement on behalf of such entity.

15.13Heirs, Successors, and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

15.14Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

15.15Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

Managing Member

By: /s/ Gerald McNabb

Gerald McNabb, Manager

Members	Common Units	Percentage
	Held	Common
		Units Held

MCNABB GROUP LP	300,000	100.0%

By: McNabb Asset Management, LLC

Its:  General Partner

By: /s/ Gerald McNabb

Its: Authorized agent

TOTAL	300,000	100.0%